Registration No. 333-______

      As filed with the Securities and Exchange Commission on May 23, 2003


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ____________________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ____________________

                       First Niagara Financial Group, Inc.
             (Exact Name of Registrant as Specified in its Charter)

           Delaware                                      42-1556195
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)
                      6950 South Transit Road, P.O. Box 514
                            Lockport, New York 14095
                    (Address of Principal Executive Offices)

                                 William E. Swan
                      6950 South Transit Road, P.O. Box 514
                            Lockport, New York 14095
                     (Name and Address of Agent for Service)

                              _____________________

                 First Niagara Financial Group, Inc. 401(k) Plan
        Cortland Savings Bank 401(k) Savings Plan in RSI Retirement Trust
            Savings Bank of the Finger Lakes, FSB 401(k) Savings Plan
                            (Full Title of the Plans)


                                   Copies to:

           William E. Swan                        John J. Gorman, Esquire
              Chairman,                      Luse Gorman Pomerenk & Schick, P.C.
President and Chief Executive Officer       5335 Wisconsin Ave., N.W., Suite 400
 First Niagara Financial Group, Inc.              Washington, D.C.  20015
6950 South Transit Road, P.O. Box 514                  (202) 274-2000
      Lockport, New York 14095
           (716) 625-7500
    (Name, Address and Telephone
     Number of Agent for Service)
                              ____________________

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act") check the following box. [x]


                                          CALCULATION OF REGISTRATION FEE

====================================================================================================================
         Title of                                     Proposed               Proposed
        Securities                Amount               Maximum                Maximum               Amount of
          to be                   to be            Offering Price            Aggregate            Registration
        Registered            Registered (1)          Per Share           Offering Price               Fee
--------------------------------------------------------------------------------------------------------------------
   401(k) Participation
        Interests
                                   (1)                   __                     __                     (4)
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

   401(k) Participation
        Interests                  (2)                   __                     __                     (4)
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

   401(k) Participation
        Interests                  (3)                   __                     __                     (4)
====================================================================================================================

___________________
(1) Represents an indeterminate number of interests in the First Niagara Financial Group, Inc. 401(k) Plan.
(2) Represents an indeterminate number of interests in the Cortland Savings Bank 401(k) Savings Plan in RSI Retirement Trust.
(3) Represents an indeterminate number of interests in the Savings Bank of the Finger Lakes, FSB 401(k) Savings Plan.
(4)  Pursuant to Rule 457(h)(3) no registration fee is required to be paid.

                              ____________________

     This   Registration   Statement  shall  become  effective  upon  filing  in
accordance with Section 8(a) of the Securities Act and 17 C.F.R. ss. 230.462.

PART I.

Items 1 and 2. Plan Information and Registrant Information and Employee Plan Annual Information

     This Registration Statement relates to the registration of an indeterminate number of participation interests in the First Niagara Financial Group, Inc. 401(k) Plan, the Cortland Savings Bank 401(k) Savings Plan in RSI Retirement Trust and the Savings Bank of the Finger Lakes, FSB 401(k) Savings Plan (the "Plans"). Documents containing the information required by Part I of the Registration Statement have been or will be sent or given to participants in the Plans, as specified by Securities Act Rule 428(b)(1). Such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424, in reliance on Rule 428.

PART II.

Item 3.  Incorporation of Documents by Reference

     The following  documents  previously or concurrently filed by First Niagara
Financial   Group,   Inc.  (the   "Company")  with  the  Commission  are  hereby
incorporated by reference in this Registration Statement:

     a) (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 (Commission File No. 000-23975), filed with the Commission on March 27, 2003 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

          (2) The Company's Annual Report on Form 11-K for the fiscal year ended December 31, 2001 (Commission File No. 000-23975), filed with the Commission on June 28, 2002 pursuant to Section 15(d) of the Exchange Act;

          (3) The Savings Bank of the Finger Lakes, FSB 401(k) Savings Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 2001 (Commission File No. 000-31821), filed with the Commission on June 28, 2002 pursuant to Section 15(d) of the Exchange Act;

     b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the year covered by the Annual Report on Form 10-K referred to in (a) above; and

     c) The description of the Company's common stock contained in the Registration Statement on Form 8-A filed with the Commission on January 15, 2003 (Commission File No. 0-23975).

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the Annual Report on Form 10-K to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Annual Report on Form 10-K.

     The Company shall furnish without charge to each person to whom the Annual Report is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to Christopher J. Thome, Assistant Vice President of Investor Relations and Reporting Manager, First Niagara Financial Group, Inc., 6950 South Transit Road, P.O. Box 514, Lockport, New York 14095, telephone number (716) 625-7500.

     All information appearing in this Registration Statement and the Annual Report on Form 10-K is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         None.

Item 6.  Indemnification of Directors and Officers

     Articles TENTH and ELEVENTH of the Certificate of Incorporation of the Company set forth circumstances under which directors, officers, employees and agents of the Company may be insured or indemnified against liability which they incur in their capacities as such:

     TENTH:

     A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

     B. The right to indemnification conferred in Section A of this Article TENTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, services to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article TENTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

     C. If a claim under Section A or B of this Article TENTH is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expenses of prosecuting or defending such suit. In
(i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article TENTH or otherwise, shall be on the Corporation.

     D. The rights to indemnification and to the advancement of expenses conferred in this Article TENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

     E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article TENTH with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

     ELEVENTH:

     A Director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

Item 7.  Exemption From Registration Claimed.

         Not applicable.

Item 8.  List of Exhibits.

                                                                                           Reference to Prior Filing
 Regulation S-K                                                                             or Exhibit No. attached
 Exhibit Number                                 Document                                            hereto
 --------------                                 --------                                            ------

       4          Form of Common Stock Certificate                                                    *

       5          Opinion of Luse Gorman Pomerenk & Schick, P.C.                                  Exhibit 5

       10         First Niagara Financial Group, Inc. 401(k) Plan                                Exhibit 10.1

       10         Cortland Savings Bank 401(k) Savings Plan in RSI Retirement Trust              Exhibit 10.2

       10         Savings Bank of the Finger Lakes, FSB 401(k) Savings Plan                      Exhibit 10.3

      23.1        Consent of Luse Gorman Pomerenk & Schick, P.C                             Contained in Exhibit 5

      23.2        Consents of KPMG LLP                                                           Exhibit 23.2

       24         Power of Attorney                                                      Contained on Signature Page

       99         Prospectus Supplement for First Niagara Financial Group, Inc.                       **
                  401(k) Plan

       99         Prospectus Supplement for Cortland Savings Bank 401(k)                             ***
                  Savings Plan in RSI Retirement Trust

_____________________
* Incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-1 (Commission File No. 333-99737), originally filed by the Company under the Securities Act of 1933 with the Commission on September 18, 2002, and all amendments or reports filed for the purpose of updating such description.
** Incorporated by reference to Exhibit 99.7 to the Registration Statement on Form S-1 (Commission File No. 333-99737), originally filed by the Company under the Securities Act of 1933 with the Commission on September 18, 2002, and all amendments or reports filed for the purpose of updating such description. *** Incorporated by reference to Exhibit 99.8 to the Registration Statement on Form S-1 (Commission File No. 333-99737), originally filed by the Company under the Securities Act of 1933 with the Commission on September 18, 2002, and all amendments or reports filed for the purpose of updating such description.

Item 9.  Undertakings

     The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Plan;

     4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lockport, State of New York, on this 20th day of May, 2003.

                                           FIRST NIAGARA FINANCIAL GROUP, INC.


                                           By:   /s/ William E. Swan
                                                --------------------------------
                                                William E. Swan,
                                                Chairman, President and
                                                Chief Executive Officer
                                                (Duly Authorized Representative)

                                POWER OF ATTORNEY

     We, the undersigned directors and officers of First Niagara Financial Group, Inc. (the "Company") hereby severally constitute and appoint William E. Swan or Paul J. Kolkmeyer, as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said William
E. Swan or Paul J. Kolkmeyer may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of participation interests in the First Niagara Financial Group, Inc. 401(k) Plan, the Cortland Savings Bank 401(k) Savings Plan in RSI Retirement Trust and Savings Bank of the Finger Lakes, FSB 401(k) Savings Plan, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said William E. Swan or Paul J. Kolkmeyer shall do or cause to be done by virtue thereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signatures                                Title                         Date


/s/ William E. Swan           Chairman, President and Chief         May 20, 2003
-------------------------     Executive Officer (Principal
William E. Swan               Executive Officer)



/s/ Paul J. Kolkmeyer         Executive Vice President,             May 20, 2003
-------------------------     Chief Operating Officer and Chief
Paul J. Kolkmeyer             Financial Officer (Principal
                              Financial and Accounting Officer)




/s/ Gordon P. Assad           Director                              May 20, 2003
-------------------------
Gordon P. Assad



/s/ John J. Bisgrove, Jr.     Director                              May 20, 2003
-------------------------
John J. Bisgrove, Jr.

/s/ G. Thomas Bowers          Director                              May 20, 2003
-------------------------
G. Thomas Bowers



/s/ James W. Currie           Director                              May 20, 2003
-------------------------
James W. Currie



/s/ Daniel W. Judge           Director                              May 20, 2003
-------------------------
Daniel W. Judge



/s/ B. Thomas Mancuso         Director                              May 20, 2003
-------------------------
B. Thomas Mancuso



/s/ James Miklinski           Director                              May 20, 2003
-------------------------
James Miklinski



/s/ Sharon D. Randaccio       Director                              May 20, 2003
-------------------------
Sharon D. Randaccio



/s/ Robert G. Weber           Director                              May 20, 2003
-------------------------
Robert G. Weber



/s/ Louise Woerner            Director                              May 20, 2003
-------------------------
Louise Woerner



/s/ David M. Zebro            Director                              May 20, 2003
-------------------------
David M. Zebro

     The Plan. Pursuant to requirements of the Securities Act of 1933, the trustee (or other persons who administer the employee benefit plan) has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Des Moines, State of Iowa, on May 20, 2003.

                                 FIRST NIAGARA FINANCIAL GROUP, INC. 401(k) PLAN

                                 BANKERS TRUST COMPANY, N.A., as trustee


                                 By:    /s/ Patty Ashbaugh
                                        ----------------------------------------


                                        (Duly authorized representative)

     The Plan. Pursuant to requirements of the Securities Act of 1933, the trustee (or other persons who administer the employee benefit plan) has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 20, 2003.

                                            CORTLAND SAVINGS BANK 401(k) SAVINGS
                                            PLAN IN RSI RETIREMENT TRUST

                                            RS GROUP TRUST COMPANY, as trustee


                                            By: /s/ Scott Ridenour
                                                --------------------------------


                                                (Duly authorized representative)

     The Plan. Pursuant to requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 20, 2003.

                                            SAVINGS BANK OF THE FINGER LAKES,
                                            FSB 401(K) SAVINGS PLAN

                                            RS GROUP TRUST COMPANY, as trustee


                                            By: /s/ Scott Ridenour
                                                --------------------------------


                                                (Duly authorized representative)

                                  EXHIBIT INDEX


Exhibit Number      Description

      4 Form of Common Stock Certificate (Incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-1 (Commission File No. 333-99737), originally filed by the Company under the Securities Act of 1933 with the Commission on September 18, 2002, and all amendments or reports filed for the purpose of updating such description).

      5             Opinion of Luse Gorman Pomerenk & Schick, P.C.

      10.1          First Niagara Financial Group, Inc. 401(k) Plan.

      10.2          Cortland  Savings Bank 401(k) Savings Plan in RSI Retirement
                    Trust.

      10.3          Savings Bank of the Finger Lakes, FSB 401(k) Savings Plan.

      23.1 Consent of Luse Gorman Pomerenk & Schick, P.C. (contained in the opinion included as Exhibit 5).

      23.2          Consents of KPMG LLP.

      24 Power of Attorney (contained in the signature page to this Registration Statement).

      99.1 Prospectus Supplement for the First Niagara Financial Group, Inc. 401(k) Plan (Incorporated by reference to Exhibit 99.7 to the Registration Statement on Form S-1 (Commission File No. 333-99737), originally filed by the Company under the Securities Act of 1933 with the Commission on September 18, 2002, and all amendments or reports filed for the purpose of updating such description).

      99.2 Prospectus Supplement for the Cortland Savings Bank 401(k) Savings Plan in RSI Retirement Trust (Incorporated by reference to Exhibit 99.8 to the Registration Statement on Form S-1 (Commission File No. 333-99737), originally filed by the Company under the Securities Act of 1933 with the Commission on September 18, 2002, and all amendments or reports filed for the purpose of updating such description).